3: Fulbright & Jaworski Document

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 5, 2005

Commission file number 0-21513

DXP Enterprises, Inc.

(Exact name of registrant as specified in its charter)

Texas	76-0509661
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

7272 Pinemont, Houston, Texas 77040
(Address of principal executive offices)

_________________________

Registrant's telephone number, including area code:

(713) 996-4700

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry Into a Material Definitive Agreement

On December 5, 2005, DXP Enterprises, Inc. ("DXP") entered into a definitive agreement to acquire all of the issued and outstanding shares of capital stock of R. A. Mueller, Inc. ("Mueller"). A copy of the definitive agreement is furnished as Exhibit 10.1 hereto, which is incorporated herein by reference.

ITEM 2.01. Completion of Acquisition Or Disposition Of Assets

On December 6, 2005, DXP completed the acquisition of Mueller described under Item 1.01 above. DXP paid $7.3 million for Mueller and assumed approximately $1.7 million worth of debt. Half of the purchase price was paid in cash funded by utilizing available capacity under DXP's bank revolving credit facility. The other half of the purchase price was in the form of promissory notes payable to the former owners of Mueller. The promissory notes, which are subordinated to DXP's bank revolving credit facility, bear interest at 6%.

ITEM 2.03. Creation of A Direct Financial Obligation Or An Obligation Under An Off Balance Sheet Arrangement Of A Registrant.

See Item 2.01 above. Three promissory notes, each bearing interest at 6%, were issued in connection with the acquisition of Mueller. The first note, in the amount of $3,162,128.71, is payable in forty-eight equal monthly installments $74,252.68 through December 1, 2009. The second note, in the amount of $214,573.02, is payable in forty-eight equal monthly installments of $5,039.25 through December 1, 2009. The third note, in the amount of $273,298.27, is payable in twenty-four equal monthly installments of $12,112.75 through December 1, 2007. A copy of each promissory note is furnished as Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4, respectively, which are incorporated herein by reference.

ITEM 7.01. Regulation FD Disclosure

The following information is furnished pursuant to Regulation FD.

On December 6, 2005, DXP Enterprises, Inc. issued a press release announcing the acquisition of Mueller, a copy of which is furnished as Exhibit 99.1 hereto, which is incorporated herein by reference. Such exhibit (i) is furnished pursuant to Item 7.01 of Form 8-K, (ii) is not to be considered "filed" under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (iii) shall not be incorporated by reference into any previous or future filings made by or to be made by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act.

ITEM 9.01. Financial Statements and Exhibits

(c) Exhibits.

10.1 Stock Purchase Agreement, dated as of December 31, 2005, whereby DXP Enterprises, Inc. acquired all of the outstanding shares of R. A. Mueller, Inc.

10.2 Promissory Note, dated effective December 1, 2005 in the aggregate principal amount of $3,162,128.71 made by DXP Enterprises, Inc. payable to Duane W. Larock and Judy R. Larock.

10.3 Promissory Note, dated effective December 1, 2005 in the aggregate principal amount of $273,298.27 made by DXP Enterprises, Inc. payable to Timothy J. McDermott.

10.4 Promissory Note, dated effective December 1, 2005 in the aggregate principal amount of $214,573.02 made by DXP Enterprises, Inc. payable to James L. Hook.

99.1 Press Release dated December 6, 2005 announcing the acquisition of R. A. Mueller

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 6, 2005

DXP ENTERPRISES, INC.

By: /s/Mac McConnell

Mac McConnell

Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Introductory Note: Exhibit 99.1 is furnished pursuant to Item 7.01 of Form 8-K and is not to be considered "filed" under the Exchange Act and shall not be incorporated by reference into any of the Company's previous or future filings under the Securities Act or the Exchange Act.

Exhibit No. Description

    Stock Purchase Agreement, dated as of December 31, 2005, whereby DXP Enterprises, Inc. acquired all of the outstanding shares of R. A. Mueller, Inc.
    Promissory Note, dated effective December 1, 2005 in the aggregate principal amount of $3,162,128.71 made by DXP Enterprises, Inc. payable to Duane W. Larock and Judy R. Larock
    Promissory Note, dated effective December 1, 2005 in the aggregate principal amount of $273,298.27 made by DXP Enterprises, Inc. payable to Timothy J.

    McDermott

    Promissory Note, dated effective December 1, 2005 in the aggregate principal amount of $214,573.02 made by DXP Enterprises, Inc. payable to James L. Hook.

99.1 Press Release dated December 6, 2005 regarding the acquisition of a pump remanufacturing company.

Exhibit 10.1

STOCK PURCHASE AGREEMENT

DATED AS OF DECEMBER 1, 2005

AMONG

DXP ENTERPRISES, INC.

AS PURCHASER

AND

DUANE W. LAROCK,
JUDY R. LAROCK,
TIMOTHY J. MCDERMOTT

AND

JAMES L. HOOK

AS SELLERS

AND

R.A. MUELLER, INC.

RELATING TO ALL ISSUED AND

OUTSTANDING SHARES OF CAPITAL STOCK OF

R.A. MUELLER, INC.

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT ("Agreement") is entered into effective as of December 1, 2005 by and among DXP ENTERPRISES, INC., a Texas corporation ("Purchaser"), DUANE W. LAROCK, JUDY R. LAROCK, TIMOTHY J. MCDERMOTT and JAMES L. HOOK, (collectively, the "Sellers'") and R.A. MUELLER, INC., an Ohio corporation (the "Corporation").

RECITALS:

A. Sellers in the aggregate own all of the issued and outstanding shares of Common Stock, without par value (the "Shares") of the Corporation.

B. Subject only to the limitations and exclusions contained in this Agreement and on the terms and conditions hereinafter set forth, Sellers desires to sell and Purchaser desires to purchase at the Closing (as those terms are hereinafter defined) all of the Shares.

NOW, THEREFORE, in consideration of the recitals and of the respective covenants, representations, warranties and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE 1.
DEFINITIONS

1. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings, unless otherwise expressly provided or unless the context clearly requires otherwise:

"Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934.

"Agreement" means this Stock Purchase Agreement among Purchaser, Sellers and the Corporation (including all of the Exhibits and Schedules hereto), and all amendments and supplements hereto made in accordance with the provisions hereof.

"Business" means the business of the Corporation including without limitation the sale and service of fluid handling equipment.

"Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in Cincinnati, Ohio or Houston, Texas.

"Closing" has the meaning specified in Section 2.3.

"Closing Date" has the meaning specified in Section 2.3.

"Corporation" has the meaning specified in the preamble to this Agreement.

"Dollars" and "$" means the lawful currency of the United States of America.

"Employee Benefit Plan" means (i) any "employee benefit plan" (within the meaning of Section 3(3) of ERISA); and (ii) any Multiemployer Plan within the meaning of Section 3(37) of ERISA, including a terminated plan or frozen plan to which the Corporation is making contributions or has made contributions within the preceding four (4) years.

"Employee Welfare Benefit Plan" has the meaning set for in Section 3(1) of ERISA.

"Encumbrance(s)" means any security interest, pledge, mortgage, lien, charge, encumbrance, adverse claim, preferential arrangement with a creditor or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

"Environmental, Health and Safety Requirements" shall mean all federal, state, local and foreign statutes, regulations, and ordinances concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, as such requirements are enacted and in effect on or prior to the Closing Date.

"ERISA" means the Employee Retirement Income Security Act of 1974 and the related regulations, in each case as amended as of the date hereof and as the same may be amended or modified from time to time. References to titles, subtitles, sections, paragraphs or other provisions of ERISA and the related regulations also refer to successor provisions.

"Financial Statements" has the meaning specified in Section 3.3.5.

"GAAP" means generally accepted accounting principles and practices as in effect in the United States from time to time, consistently applied.

"Intellectual Property" means (a) inventions, whether or not patentable, whether or not reduced to practice, and whether or not yet made the subject of a pending patent application or applications, (b) national (including the United States) and multinational statutory invention registrations, patents, patent registrations and patent applications (including all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations) and all improvements to the inventions disclosed in each such registration, patent or application, (c) trademarks, service marks, trade dress, trade names, and corporate names, including all applications and registrations, (d) copyrights and all applications and registrations thereof, and all rights therein provided by international treaties or conventions, and (e) trade secrets.

"Inventory" means all raw materials used in the manufacture or production of products by the Business, all finished goods, packaging, supplies and similar property owned by the Corporation and related to the Business maintained, held or stored by or for the Corporation as of a particular date and any prepaid deposits for any of the same at such date.

"IRS" means the Internal Revenue Service of the United States.

"Key Employees" shall mean collectively Duane W. Larock, James L. Hook and Timothy J. McDermott.

"Knowledge", as used in this Agreement, the terms "to the Knowledge" or "to the best Knowledge" of a party, or similar phrases, shall mean to the current knowledge of any such individual, or an executive officer of any such entity.

"Law" means any United States federal, state, local or foreign statute, law, ordinance, regulation, rule, executive order, code or other requirement of law.

"Long Term Debt" means all indebtedness of the Corporation which is reflected on the Balance Sheet of the Corporation as of the Closing Date and classified as "long term debt" in accordance with generally accepted accounting principles.

"Material Adverse Effect" means any change in, or effect on, the Business or the Corporation that has an adverse effect on the financial condition of the Corporation of $50,000 or more or is otherwise materially adverse to the Business, results of operations or financial condition of the Corporation taken as a whole.

"Material Contracts" has the meaning specified in Section 3.3.12.

"Non-Competition Period" means with respect to each Seller (other than James L. Hook), the period of time commencing as of Closing Date and continuing until the later to occur of (a) the payment of all severance payments due such Seller pursuant to the terms of the agreement governing such Seller's employment with the Corporation as in effect immediately after giving effect to the Closing; and (b) the payment in full of the Promissory Note issued to such Seller pursuant to the terms of this Agreement; provided however, the Non-Competition Period shall terminate upon the acceleration of the Corporation's obligations under the Promissory Note issued to such Seller pursuant to the terms of such Promissory Note or the Corporation fails to pay any severance amount due such Seller under his respective agreement of employment within ten (10) days of notice of such failure from such Seller.

"Owned Intellectual Property" means all Intellectual Property in and to which the Corporation holds, or has a right to hold, right, title and interest.

"PBGC" means the U.S. Pension Benefit Guaranty Corporation.

"Pension Plan" means an Employee Benefit Plan, other than a Multi-employer Plan, that is covered by Title IV of ERISA and subject to the minimum funding standards of Section 412 of the Code.

"Permitted Encumbrances" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) liens for taxes, assessments and governmental charges or levies not yet due and payable; (b) Encumbrances imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 30 days and (c) bonds, letters of credit, pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; (d) encumbrances of record on title to real property ; and (e) minor survey exceptions, reciprocal easement agreements and customary encumbrances on title to real property disclosed on a title commitment that (i) were not incurred in connection with any indebtedness, (ii) do not render title to the property encumbered thereby unmarketable and (iii) do not, individually or in the aggregate, have a Material Adverse Effect on such property.

"Person" means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity.

"Purchase Price" has the meaning specified in Section 2.2.

"Purchaser" has the meaning specified in the Preamble to this Agreement.

"Qualified Plan" means any Pension Plan and any other Employee Benefit Plan which is intended to satisfy the requirements of Section 401(a) of the Code.

"Receivables" means any and all accounts receivable, notes and other amounts receivable by the Corporation from third parties, including, without limitation, customers, arising before the Closing Date.

"Securities Act" means the Securities Act of 1933, and the rules and regulations promulgated thereunder.

"Seller" has the meaning specified in the Preamble to this Agreement.

"Shares" has the meaning specified in the Recitals to this Agreement.

"Tax" or "Taxes" means any tax, however denominated, including, without limitation, all federal, state, local, foreign and other taxes, or assessments including, without limitation, income, estimated income, business, occupation, franchise, alternative, minimum, branch profits, value added, intangibles, social security, property, sales, employment, gross receipts, use, transfer, ad valorem, profits, license, capital, payroll, excise, goods and services, severance, stamp, and including any fine, interest, penalties and additions in connection therewith for which the Corporation is or may be liable.

ARTICLE 2.

PURCHASE AND SALE

2.1 Purchase and Sale of Shares. At the Closing, Sellers shall grant, sell, convey, assign, transfer and deliver to Purchaser, and Purchaser shall purchase, upon and subject to the terms and conditions of this Agreement, the Shares, free and clear of all Encumbrances of any nature whatsoever.

2.2 Purchase Price. The purchase price shall be Seven Million Three Hundred Thousand Dollars ($7,300,000) (the "Purchase Price"). Fifty percent (50%) of the Purchase Price shall be paid by Purchaser to Sellers by the wire transfer of immediately available funds to such accounts as each Seller shall designate. The balance shall be paid by Purchaser to each Seller at Closing in the form of a Promissory Note made payable to such Seller, each in form and substance satisfactory to the applicable Seller and Purchaser. The Purchase Price shall be allocated among the Sellers in proportion to their respective holdings of the Shares as set forth in Schedule 3.3.3.

2.3 Closing. The closing (the "Closing") of the purchase and sale of the Shares shall take place simultaneously with the execution of this Agreement and shall for all purposes of this Agreement be deemed to have occurred on and be effective as of December 1, 2005 (the "Closing Date"). Closing shall take place at the offices of Keating Muething & Klekamp PLL, One East Fourth Street, Suite 1400, Cincinnati, Ohio 45202 or at such other location as may be mutually agreed upon in writing by the parties.

ARTICLE 3.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Sellers. Each of the Sellers represents and warrants to the Purchaser that the statements contained in this Section 3.1 with respect to such Seller are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3.1).

3.1.1 Authorization of Transaction. Such Seller has full power and authority to execute and deliver this Agreement and to perform his or her obligations hereunder. This Agreement has been duly executed and delivered by such Seller and this Agreement constitutes the valid and legally binding obligation of such Seller, enforceable against such Seller in accordance with its terms and conditions, subject to applicable bankruptcy, insolvency and similar Laws affecting creditors' rights generally and to general principles of equity. Such Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

3.1.2 Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which such Seller is subject; or (B) except as set forth in Schedule 3.3.2, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which such Seller is a party or by which he or she is bound or to which any of his or her assets is subject; and (C) conflict with or violate any provision of the articles of incorporation, bylaws or other organizational documents of the Corporation.

3.1.3 Brokers' Fees. Such Seller has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Purchaser could become liable or obligated.

3.1.4 Investment. Such Seller (a) understands that the Promissory Notes have not been, and will not be, registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (b) is acquiring his or her respective Promissory Note solely for such Seller's own account for investment purposes, and not with a view to the distribution thereof, and (c) is able to bear the economic risk and lack of liquidity inherent in holding his or her Promissory Note.

3.1.5 Corporation Shares. Such Seller holds of record and owns beneficially the number of Shares set forth next to such Seller's name in Schedule 3.3.3, free and clear of any Encumbrances. Such Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require such Seller to sell, transfer, or otherwise dispose of any capital stock of the Corporation (other than this Agreement). Such Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Corporation. To his knowledge, the Shares of such Seller have been duly authorized and validly issued, are fully paid and non-assessable.

3.2 Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Sellers that the statements contained in this Section 3.2 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3.2).

3.2.1 Organization of the Purchaser. The Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas.

3.2.2 Authorization of Transaction. The Purchaser has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms and conditions. The Purchaser need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement. There is no pending litigation, arbitration, action, suit, investigation or other proceeding that relates to the business of Purchaser or its assts that has been commenced by or against Purchaser; or that challenges, or that may otherwise have the affect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated herein.

3.2.3 Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Purchaser is subject or any provision of its charter or bylaws or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Purchaser is a party or by which it is bound or to which any of its assets is subject.

3.2.4 Reports and Financial Statements. Purchaser has filed all reports, registrations and statements, together with any required amendments thereto, that it is required to file with the Securities and Exchange Commission under Section 12(b), 12(g), 13(a) or 14(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), including, but not limited to Forms 10-K, Forms 10-Q and proxy statements (the "Purchaser Reports"). The Purchaser Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of Purchaser including those set forth in the Purchaser Reports fairly present the financial position of Purchaser at the dates indicated and the results of operations, cash flow and shareholder's equity of the Purchaser for the periods then ended, in conformity with GAAP; provided however, the unaudited interim financial statements are subject to normal year-end adjustments and lack of footnotes and other presentation items. There exist no material liabilities of Purchaser and its consolidated subsidiaries, contingent or otherwise of a type required to be disclosed in accordance with generally accepted accounting practices, except as disclosed in the Purchaser Reports.

3.2.5 Brokers' Fees. The Purchaser has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any Seller could become liable or obligated.

3.2.6 Investment. The Purchaser is not acquiring the Shares with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

3.3 Representations and Warranties Concerning the Corporation. Each Seller represents and warrants to the Purchaser that the statements contained in this Section 3.3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3.3, except as set forth in the disclosure schedules delivered by the Sellers to the Purchaser on the date hereof (the "Disclosure Schedules"); provided that to the extent any representation or warranty set forth in this Section 3.3 is qualified "to the Knowledge of such shareholder" or language of similar effect the representation or warranty shall be deemed to only be made to such Seller's Knowledge and no Seller shall be deemed liable for the Knowledge of any other Seller.

3.3.1 Corporate Existence, Qualification and Corporate Power. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and has the full corporate power and lawful authority to own, lease and operate its properties and to transact the business in which it is currently engaged. The Corporation is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction listed on Schedule 3.3.1 to this Agreement and the Corporation is not required to be qualified or licensed in any other jurisdiction, except where the failure to be so qualified or licensed would not have a Material Adverse Effect. The Corporation has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

3.3.2 Authorization and Enforceable Obligations. Neither the execution, delivery or performance of this Agreement, nor the consummation of the transactions contemplated hereby, will (a) conflict or violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Corporation is currently subject or any provision of the Articles of Incorporation or Code of Regulations of the Corporation as currently in effect, (b) except as set forth in Schedule 3.3.2, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Corporation is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Encumbrance upon any of its assets), or (c) violate or result in a breach of or constitute a default under any Law or judgment, except in the case of (b) or (c) where any such violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Encumbrance would not have a Material Adverse Effect. Except as set forth on Schedule 3.3.2, to the Knowledge of such Seller, the Corporation does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any federal, state, local, foreign or other government, governmental agency or any other Person in order to execute, deliver or consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a Material Adverse Effect.

3.3.3 Capital Stock and Ownership of Shares; Subsidiaries. Schedule 3.3.3 sets forth the total number of shares of capital stock which the Corporation is authorized to issue and the number of such shares which are issued and outstanding. There are no outstanding subscriptions, options, warrants, purchase rights, conversion rights, exchange rights, preemptive rights, voting trust agreements or other contracts, commitments, agreements or arrangements restricting voting or dividend rights or transferability or other rights entitling any third party to acquire from the Corporation any shares of capital stock or other securities of the Corporation or that could require the Corporation to issue, sell or otherwise cause to become outstanding any of its shares.

3.3.4 Brokers' Fees. The Corporation does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

3.3.5. Financial Information. The Corporation has delivered to Purchaser true and complete copies of (a) the reviewed balance sheet of the Corporation for the fiscal year ended on or about March 31, 2005 and the related statements of income for the fiscal year then ended and (ii) the unaudited balance sheet of the Corporation for the period ended October 31, 2005 and the related statements of income for the period then ended (collectively the "Financial Statements"). The Financial Statements, including the related notes, fairly present the financial position of the Corporation at the dates indicated and the results of operations, cash flow and shareholder's equity of the Corporation for the periods then ended, in conformity with GAAP applied on a consistent basis throughout the periods to which they relate and fairly present the financial condition of the Corporation; provided, however, that the balance sheet for the period ended October 31, 2005 is subject to normal year-end adjustments and lack of footnotes and other presentation items.

3.3.6 Conduct of Business. Except to the extent arising out of or relating to the transactions contemplated by this Agreement, since August 31, 2005, the Corporation has (1) conducted its business only in the ordinary course and consistent with past practice, and, (2) except as contemplated by this Agreement, there has not been any event which has had a Material Adverse Effect.

3.3.7 Legal Compliance. To the Knowledge of such Seller, the Corporation is in compliance with all applicable Laws, except where the failure to comply would not have a Material Adverse Effect.

3.3.8 Taxes. To the Knowledge of such Seller, the Corporation has filed with the appropriate taxing authorities all returns (including, without limitation, information returns and other material information) in respect of Taxes required to be filed through the date hereof and has paid all Taxes shown thereon as owing, except where the failure to file such returns or to pay such Taxes would not have a Material Adverse Effect. The Corporation has not waived any statute of limitation in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. The Corporation is not a party to any Tax allocation or sharing agreement. All tax returns have been prepared on a basis consistent with the Corporation's practices and procedures for preparing tax returns. All tax returns have been correct and complete in all material respects. No claim has ever been made by a government authority where a tax return has not been filed that the Corporation is or may be subject to taxation by that jurisdiction.

3.3.9 Title to and Condition of Assets.

(i) To the Knowledge of such Seller, Schedule 3.3.9(i) hereto contains a true and complete list of all real property owned by the Corporation. Except for matters which would not have a Material Adverse Effect on the Business, (a) the Corporation has good, valid and marketable title to all of its properties and assets, real, personal and mixed, reflected on the most recent Financial Statements as being owned by the Corporation (except for Inventory or other assets sold since the date thereof in the ordinary course of business consistent with past practice) except for Permitted Encumbrances, and (b) there are no outstanding options or rights of first refusal to purchase such property, or any portion or interest therein.

(ii) To the Knowledge of such Seller, Schedule 3.3.9(ii) hereto lists all real property leased or subleased to the Corporation. The Corporation has delivered to Purchaser correct and complete copies of the leases and subleases listed in Schedule 3.3.9(ii). To the Knowledge of such Seller, each lease and sublease listed in Schedule 3.3.9(ii) is legal, valid, binding, enforceable, and in full force and effect, except where the illegality, invalidity, nonbinding nature, unenforceability, or ineffectiveness would not have a Material Adverse Effect.

3.3.10 Litigation. Except for those matters set forth on Schedule 3.3.10 attached hereto, to the Knowledge of such Seller, no litigation, arbitration, action, suit, or other proceeding of or before any court, arbitrator or governmental or regulatory official, body or authority or other governmental department, commission, board, agency or instrumentality, domestic or foreign, is pending against the Corporation, at law or in equity.

3.3.11 Insurance. Schedule 3.3.11 sets forth a list of each insurance policy (including policies providing property, casualty, liability, workers' compensation, and bond and surety arrangements) under which the Corporation is presently an insured, a named insured or otherwise a principal beneficiary of coverage, including all bonds and letters of credit whether provided by a Seller or the Corporation.

3.3.12 Material Contracts. Schedule 3.3.12 contains a complete and accurate list of each of the following written contracts and agreements of the Corporation (the "Material Contracts"):

(i) each contract and agreement to which the Corporation is a party, the performance of which will involve consideration in excess of $50,000;

(ii) all employment agreements or other contracts (including without limitation severance agreements and arrangements) with employees; and

(iii) all contracts and agreements that limit or purport to limit the ability of the Corporation to compete in any line of business or with any Person or in any geographic area or during any period of time.

All such Contracts are valid and binding agreements of the Corporation and are in full force and effect in all material respects with respect to the Corporation and there has been no material default under any of the Contracts by the Corporation.

      Employee Benefits.

(i) Schedule 3.3.13 contains a true and complete list of each Employee Benefit Plan that is currently maintained by the Corporation for the benefit of the employees or former employees of the Corporation. The Corporation has delivered to the Purchaser correct and complete copies of the plan documents and summary plan descriptions, and all related trust agreements, insurance contracts, and other funding arrangements which implement each Employee Benefit Plan.

(ii) To the Knowledge of such Seller, the Corporation is not in breach of any obligation required to be performed by it under any Employee Benefit Plan and each Employee Benefit Plan is in compliance with all applicable Laws, except where the failure to comply would not have a Material Adverse Effect. All premiums or other payments which are due have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

(iii) No lawsuit, complaint, or, to such Seller's Knowledge, investigation or governmental audit has been noticed, initiated or filed with respect to any Employee Benefit Plan. The Corporation has not incurred any liability to the PBGC (other than premium payments) or otherwise under Title IV of ERISA (including any withdrawal liability) with respect to any Pension Plan.

3.3.14 Environmental, Health, and Safety Matters.

(i) To the Knowledge of such Seller, the Corporation is in compliance with all Environmental, Health, and Safety Requirements, except for such noncompliance as would not have a Material Adverse Effect.

(ii) To the Knowledge of such Seller, the Corporation has not received any written notice, report or other information regarding any actual or alleged material violation of Environmental, Health, and Safety Requirements, or any material liabilities or potential material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to the Corporation or their facilities arising under Environmental, Health, and Safety Requirements, the subject of which would have a Material Adverse Effect.

(iii) This Section 3.3.14 contains the sole and exclusive representations and warranties of the Seller with respect to any environmental, health, or safety matters, including without limitation any arising under any Environmental, Health, and Safety Requirements.

3.3.15 Intellectual Property. To the Knowledge of such Seller, Schedule 3.3.15 identifies each patent or registration which has been issued to any of the Corporation and its Subsidiaries with respect to any of its Owned Intellectual Property, identifies each pending patent application or application for registration which the Corporation has made with respect to any of its intellectual property. There is no material claim pending or threatened which relates to the uses of the Owned Intellectual Property and, to the knowledge of such Seller, there is no infringement or improper use by any third party of the Owned Intellectual Property.

3.3.16 Disclaimer of Other Representations and Warranties. Except as expressly set forth in this Section 3.3, the Sellers make no representation or warranty, express or implied, at law or in equity, in respect of the Corporation or any of its assets, liabilities or operations, including without limitation, with respect to merchantability or fitness for any particular purpose, and any such other representations or warranties are hereby expressly disclaimed.

3.3.17 Subsidiaries; Investments. The Corporation has no subsidiary and does not own, directly or indirectly, any interest or investment, whether debt or equity, or any obligation, option or right to acquire any interest, direct or indirect, in any other corporation or other entity.

ARTICLE 4.

CLOSING DELIVERIES

4.1.1 Closing Deliveries by the Sellers and the Corporation. Prior to or at the Closing, the Sellers and the Corporation shall deliver to Purchaser the following:

(i) stock certificates representing all of the Shares duly endorsed in blank or accompanied by stock powers duly endorsed in blank, in proper form for transfer;

(ii) written resignations, effective as of the Closing Date, of those directors and officers of the Corporation that the Purchaser shall have requested prior to the Closing; provided however, the parties agree none of the Sellers shall resign as an officer of the Corporation;

(iii) employment agreements in form and substance satisfactory to Purchaser executed by the Corporation and each of the Key Employees other than James L. Hook who shall be subject to the Employment Agreement dated September 9, 2002 between him and the Corporation, as such agreement has been extended by an Employment Agreement Extension dated March 9, 2005, and amended by an Employment Agreement Addendum dated September 2, 2005;

(iv) an amendment to the Employment Agreement Addendum dated September 2, 2005 in the form attached hereto as Exhibit B, executed by James L. Hook and the Corporation (the "Addendum Amendment");

(v) all corporate and other records of the Corporation, including but not limited to, minute books, stock books and registers, books of account, leases, contracts, and copies of the relevant portions of tax returns, reports, relevant workpapers, financial records, and personnel records of the Corporation for the last three (3) years;

(vi) Articles of Incorporation or other appropriate charter documents of the Corporation certified as of the Closing Date by its corporate secretary or other appropriate corporate officer;

(vii) certificates, dated as of a date not earlier than ten (10) days prior to the Closing Date, of the appropriate governmental office where the Corporation is organized;

(viii) Code of Regulations of the Corporation certified, as of the Closing Date, by its corporate secretary or other appropriate corporate officer; and

(ix) certified copies of minutes or unanimous written consents of the Board of Directors of the Corporation, respectively, approving the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated under this Agreement; and

(x) a title commitment dated within 15 days prior to the Closing Date showing the Corporation as the owner of the real property located at 11270 Cornell Park Drive, Cincinnati, Ohio 45242 and showing no title exceptions that Purchaser reasonably deems unacceptable.

4.1.2 Closing Deliveries by Purchaser. Prior to or at the Closing, Purchaser shall deliver to the Sellers each of the following:

(i) the portion of the Purchase Price to be paid to Sellers at Closing in accordance with Section 2.2 of this Agreement, including the respective Promissory Notes made payable to each Seller in accordance with the terms of this Agreement;

(ii) the Addendum Amendment executed by Purchaser; and

(iii) certified copies of minutes or unanimous written consents of the Board of Directors of Purchaser approving the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated under this Agreement.

ARTICLE 5..

INDEMNIFICATION

5.1 Survival of Representations and Warranties. All representations and warranties made by the parties in this Agreement or in any certificate, schedule, document or instrument furnished pursuant to the terms of this Agreement, shall terminate one (1) year from the Closing Date, except that (i) Sellers' representations and warranties contained in Sections 3.1.1, 3.1.2, 3.1.5, 3.3.1, 3.3.2 and 3.3.8 and Purchaser's representations and warranties contained in Sections 3.2.1, 3.2.2, 3.2.3 and 3.2.4 which shall survive for four (4) years from the Closing Date; and (ii) Sellers' representations and warranties contained in Section 3.3.14 which shall survive for two (2) years from the Closing Date.

5.2 General Indemnification Obligation of Seller. Each Seller, severally and not joint and severally, will reimburse, indemnify and hold harmless and defend Purchaser, its officers, directors, employees, agents, and successors and assigns (each an "Indemnified Purchaser Party"), against and in respect of:

5.2.1 any and all claims, penalties, judgments, assessments, damages, losses, deficiencies, liabilities, costs and expenses, including reasonable attorney fees ("Damages") incurred or suffered by any Indemnified Purchaser Party that result from, relate to or arise out of any breach of any representation or warranty of such Seller contained in Section 3.1, or non-fulfillment of any agreement or covenant on the part of such Seller under this Agreement;

5.2.2 any and all Damages incurred or suffered by any Indemnified Purchaser Party that result from, relate to or arise out of any breach of any representation or warranty contained in Section 3.3, or non-fulfillment prior to the Closing of any agreement or covenant on the part of the Corporation under this Agreement;

5.2.3 any and all actions, suits, claims, or legal, administrative, arbitration, governmental or other proceedings or investigations, demands, assessments, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable legal fees and expenses) incident to the foregoing or to the enforcement of this Section 5.2;

provided that each Seller shall only be liable for his or her percentage of such Damages equal to his or her percentage ownership of the Shares for the breach of any representation or warranty contained in Section 3.3.

5.3 General Indemnification Obligation of Purchaser. Purchaser will reimburse, indemnify and hold harmless each Seller, its officers, directors, employees, agents and successors or assigns (each an "Indemnified Seller Party") against and in respect of:

5.3.1 any and all Damages incurred or suffered by any Indemnified Seller Party that result from, relate to or arise out of any misrepresentation, breach of warranty or, non-fulfillment of any agreement or covenant on the part of Purchaser under this Agreement;

5.3.2 any and all Damages incurred or suffered by any Indemnified Seller Party that results from, relate to or arise out of any misrepresentation, breach of warranty on the part of Purchaser or the non-fulfillment after the Closing of any agreement or covenant on the part of the Corporation or Purchaser under this Agreement or the Note (except to the extent such Damages arise out of such the Corporation's obligations under employment agreements between the Corporation and the relevant Seller in which case the Corporation's indemnification obligations to such Seller shall be as set forth in such employment agreement);

5.3.3 any and all actions, suits, claims, or legal, administrative, arbitration, governmental or other proceedings or investigations, demands, assessments, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable legal fees and expenses) against any Indemnified Seller Party that relate to the Business or any other operation or business conducted by the Corporation at any time, including, specifically at all times prior to and after the Closing, but expressly excluding, notwithstanding anything herein to the contrary, with respect to any Seller, any such action to the extent it arises as a result of (a) the conviction of such Seller by a court of competent jurisdiction of a felony or a crime involving moral turpitude, (b) such Seller having engaged in conduct amounting to fraud, dishonesty, gross negligence or willful misconduct, (c) such Seller's breach of a representation, warranty, covenant or other obligation of such Seller provided in this Agreement.

5.3.4 any and all actions, suits, claims, proceedings, investigations, demands, assessments, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable legal fees and expenses) incident to any of the foregoing or to the enforcement of this Section 5.3.

5.4 Third Party Claims - Indemnification.

5.4.1 In the event that any claim or demand for which a Seller would be liable to an Indemnified Purchaser Party hereunder is asserted against or sought to be collected from an Indemnified Purchaser Party by a third party, the Indemnified Purchaser Party shall promptly notify such Seller of such claim or demand, specifying the nature of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim and demand) (the "Claim Notice"). Seller shall have ten days from the personal delivery or mailing of the Claim Notice (the "Notice Period") to notify the Indemnified Purchaser Party, (A) whether or not it disputes its liability to the Indemnified Purchaser Party hereunder with respect to such claim or demand and (B) notwithstanding any such dispute, whether or not it desires, at its sole cost and expense, to defend the Indemnified Purchaser Party against such claims or demand.

5.4.2 If such claim, demand, action or proceeding is a third party claim, demand, action or proceeding, such Seller will have the right at its expense to assume the defense thereof using counsel reasonably acceptable to the Indemnified Purchaser Party. The Indemnified Purchaser Party shall have the right to participate, at its own expense, with respect to any such third party claim, demand, action or proceeding in connection with any such third party claim, demand, action or proceeding, and the parties shall cooperate with each other and provide each other with access to relevant books and records in their possession; provided however, such Seller will have the sole right to settle any action for which it is solely responsible.

5.5 Provisions Regarding Indemnity. The amounts for which any Seller shall be liable under Sections 5 of this Agreement shall be net of any tax benefit realized or to be realized by the Indemnified Purchaser Party as a result of the facts and circumstances giving rise to the liability of such Seller, and shall also be net of any insurance proceeds received by the Indemnified Purchaser Party (retroactively, if necessary) in connection with the facts giving rise to the right of indemnification. The Indemnified Purchaser Party shall be obligated in connection with any claim for indemnification under this Article 5 to use all commercially reasonable efforts to obtain any insurance proceeds available to such Indemnified Purchaser Party with regard to the applicable claim. Notwithstanding the decision of any party to complete the Closing, each party shall be entitled to rely upon the representations and warranties set forth herein.

5.6 Basket/Cap. The indemnification obligations of each Seller pursuant to Article 50 shall apply only to the extent that the aggregate Damages incurred in connection therewith exceed the product of One Hundred Seventy-Five Thousand Dollars ($175,000.00) and the percentage of the Purchase Price allocated to such Seller (the "Applicable Threshold Amount") and no claim for indemnification shall be paid unless and until the aggregate Damages incurred by all of the Indemnified Purchaser Parties under Article 5 exceeds the Applicable Threshold Amounts of all Sellers. The aggregate indemnification obligations of Sellers pursuant to Article 5 shall not exceed Two Million Two Hundred Fifty Thousand Dollars ($2,250,000.00) in the aggregate (the "Total Cap") and the indemnification obligations of any single Seller with respect to the Total Cap shall not exceed an amount equal to the product of the percentage of the Purchase Price allocated to such Seller (the "Individual Cap") times the Total Cap, except that no Individual Cap shall apply to any indemnification of an Indemnified Purchaser Party arising from such Seller's fraud. Notwithstanding anything to the contrary contained in this Agreement, neither Purchaser nor any Seller shall be liable for any consequential, incidental or punitive damages, including lost profits.

5.7 Sole Remedy. From and after the Closing, the remedies provided in this Article 5 shall be the sole remedy of Indemnified Purchaser Parties for any claim arising out of this Agreement and the transactions contemplated hereby or any law or legal theory applicable thereto, including the breach by any Seller of any representation, warranty or covenant contained in this Agreement or any schedule to this Agreement; provided that nothing contained in this Agreement shall limit or impair any right that any Indemnified Purchaser Party may have to sue and obtain equitable relief, including specific performance and other injunctive relief from any court of competent jurisdiction or any right or remedy that any Indemnified Purchaser Party may have against any Person on account of fraud or intentional misrepresentation.

All claims for indemnification by an Indemnified Seller Party under this Agreement shall be asserted and resolved under the procedures set forth above substituting in the appropriate place "Indemnified Seller Party" for "Indemnified Purchaser Party" and variations thereof and "Purchaser" for "Seller."

ARTICLE 6.

NON-COMPETITION

6.1 Non-Competition. Each Seller (other than James L. Hook) agrees during the applicable Non-Competition Period, within any of the Corporation's existing sales markets in Ohio, West Virginia, Kentucky or Indiana, or any additional markets into which the Corporation does business, he or she will not either for himself or herself, or on behalf of any other Person make any contact with, for the purpose of transacting any business competitive to the Business, any Person which was a customer of the Corporation at any time during the period of employment of said Seller; that he or she will not in any manner attempt to divert or take away the business or patronage of any of the customers of the Corporation; will not in any manner attempt to have any dealings with the customers of the Corporation for the purpose of attempting to secure such customers or their patronage; that he or she, will not without the prior written consent of the Corporation, either directly or indirectly, on his or her own behalf or on behalf of any other Person solicit, hire away, or attempt to solicit or hire away to any firm or entity engaged in the Business, any Person employed by the Corporation; that he or she will not disclose to any Person the confidential business methods, names and addresses of customers, or the trade secrets of the Corporation secured during the period of their employment; that he or she will not directly or indirectly, either individually or in connection with any other Person engage in the Business, including any related fields in which the Corporation is engaged; and will not in any manner interfere with or molest the business, trade, good will or customers of the Corporation.

6.2 Remedies. Each Seller (other than James L. Hook) agrees that a breach of any of the covenants set forth in this Article 6 would result in irreparable injury and damage to the Corporation for which it would have no adequate remedy at law, and each Seller agrees that in the event of any breach of this covenant on his or her part, the Corporation would be entitled to relief to prevent a continuing violation thereof by said Seller, in addition to any other remedies to which it may be entitled at law or equity, including damages for breach thereof.

6.3 Survival. The provisions of this Article 6 shall survive the Closing.

ARTICLE 7.

MISCELLANEOUS

7.1 Expenses. Except as otherwise provided in this Agreement, each party hereto shall pay its own expenses incidental to the preparation of this Agreement, the carrying out of the provisions of this Agreement and the consummation of the transactions contemplated hereby; provided however, the Corporation hereby agrees, and Purchasers hereby acknowledge and consent to the obligation hereby undertaken by the Corporation: (a) to reimburse James L. Hook, upon production of appropriate invoices, for all legal fees and expenses paid or owed by him to Baker & Hostetler LLP for services associated with the negotiation of all matters affecting James L. Hook in connection with the transactions contemplated by this Agreement, including the Addendum Amendment up to a maximum amount of $30,000.00; and (b) to reimburse Duane W. Larock, Judy R. Larock and Timothy J. McDermott, upon production of appropriate invoices, for all legal fees and expenses paid or owed by him to Keating, Muething & Klekamp PLL for services associated with the negotiation of all matters affecting any of them or the Corporation in connection with the transactions contemplated by this Agreement

7.2 Release of U.S. Bank. Purchaser shall take any and all actions necessary to cause U.S. Bank, National Association (the "Bank") to release the personal guaranty of Duane W. Larock with respect to any obligations of the Corporation to the Bank within 30 days after Closing, including without limitation the refinancing of such obligations; and (b) Purchaser and the Corporation shall indemnify and save Duane W. Larock harmless from any breach by the Corporation of its obligations owed to the Bank.

7.3 Further Action. Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable Law, and to execute and deliver such documents and other instruments or papers as may be required to carry out the provisions of this Agreement and to consummate and render effective the transactions contemplated by this Agreement.

7.4 Press Releases. Except as required by applicable law or by any security exchange, no party shall make any public statement or issue any press release concerning the transaction referenced herein until the other parties hereto have been given the opportunity to review such press release.

7.4 Employee Benefits. Purchaser covenants to provide all employees of the Corporation with health benefits comparable to those currently provided to such employees until September 30, 2006.

7.6 Assignment and Binding Effect. This Agreement may not be assigned prior to the Closing by any party hereto without the prior written consent of the other parties. Subject to the foregoing, all of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of Purchaser and the successors, assigns, heirs and legal representatives of each Seller. Nothing in this Agreement is intended to confer any rights or remedies, whether express or implied, under or by reason of this Agreement, on any persons other than the parties hereto and their respective heirs, legal representatives, successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement.

7.7 Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given only if (i) delivered personally or (ii) sent by registered or certified mail, postage prepaid, or (iii) sent by confirmed facsimile with the original to follow by first class mail, postage prepaid, as follows:

If to Purchaser, to:

DXP Enterprises, Inc.

7272 Pinemont Drive

Houston, Texas 77040

Attention: David R. Little

Facsimile No.: (713) 996-6570

With a required copy to:

Looper, Reed & McGraw, P.C.

1300 Post Oak Blvd., 20th Floor

Houston, Texas 77056

Attention: Gary A. Messersmith, Esq.

Facsimile No. (713) 986-7100

If to Duane W. Larock, Judy R. Larock or Timothy J. McDermott to:

Duane W. Larock

6506 Neville Court

Mason, Ohio 45040

Judy R. Larock

6506 Neville Court

Mason, Ohio 45040

Timothy J. McDermott

7011 Willowdale Drive

Cincinnati, Ohio 45248

With a required copy to:

Keating Muething & Klekamp PLL

One East Fourth Street, Suite 1400

Cincinnati, Ohio 45202

Attention: Richard D. Siegel, Esq.

Facsimile No.: (513) 579-6457

If to James L. Hook to:

James L. Hook

621 Virginia Street, #16

Marietta, Ohio 45750

With a required copy to:

Baker & Hostetler LLP

312 Walnut Street, Suite 3200

Cincinnati, Ohio 45202

Attention: William Appleton, Esq.

Facsimile No.: (513) 929-0303

or to such other address as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date so delivered, mailed or received by facsimile transmission.

7.8 Severability. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

7.9 Entire Agreement. This Agreement, including the Exhibits and Schedules, contain the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between or among all or any of the parties with respect to such subject matter other than the confidentiality agreement previously referenced herein.

7.10 Amendments. This Agreement may not be changed orally, but only by an agreement in writing signed by each of the parties hereto. Any provision of this Agreement can be waived, amended, supplemented or modified by written agreement of each of the parties hereto.

7.11 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto, upon any breach or default of any other party hereto, under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party.

7.12 Counterparts. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered by the parties. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

7.13 Schedules and Exhibits. All Exhibits and Schedules referred to herein are intended to be and hereby are specifically made a part of this Agreement. All capitalized terms used in any Exhibit to this Agreement or in the Schedule shall have the definitions specified in this Agreement.

7.14 Construction. This Agreement is to be deemed to have been prepared jointly by the parties hereto after arms-length negotiations, and any uncertainty or ambiguity existing herein shall not be interpreted against any party, but according to the application of the rules of interpretation of contracts. All section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context requires. Any reference to a "person" herein shall include an individual, firm, corporation, partnership, trust, governmental authority or body, association, unincorporated organization or any other entity. The word "including" shall mean including without limitation.

7.15 Governing Law. The Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

7.16 Submission to Jurisdiction. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO MUST BE BROUGHT EXCLUSIVELY IN COURTS LOCATED IN HOUSTON, TEXAS OR ANY COURT OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF TEXAS, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF SUCH COURTS. THE PARTIES HERETO IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF SUCH COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO EACH PARTY AT THEIR RESPECTIVE ADDRESSES PROVIDED HEREIN, SUCH SERVICE TO BECOME EFFECTIVE 10 DAYS AFTER SUCH MAILING.

7.17 Waiver of Jury. The parties HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH, OR ANY RELATIONSHIP AMONG SELLERS, PURCHASER OR THE CORPORATION WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREBY.

7.18 Further Assurances. From time to time after the Closing and without further consideration, each of the parties, upon the request of the other party and at such other party's expense, shall execute and deliver such documents and instruments of conveyance and transfer as such other party may reasonably request in order to consummate more effectively the terms of this Agreement, including the purchase and sale of the Shares as contemplated by this Agreement and the vesting in Purchaser of title to the Shares transferred under this Agreement.

7.19 Waiver. Either Purchaser or any Seller with respect to such Seller may (1) extend the time for the performance of any of the obligations or other acts of the other, (2) waive any inaccuracies in the representations and warranties of the other contained in this Agreement or in any document delivered by the other pursuant to this Agreement or (3) waive compliance with any of the agreements, or satisfaction of any of the conditions, contained in this Agreement by the other. Any agreement on the part of a party to this Agreement to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by such party.

7.20 No Third Party Rights. Except as specifically provided in this Article 7, this agreement is intended to be solely for the benefit of the parties to this Agreement and is not intended to confer any benefits upon, or create any rights in favor of, any Person other than the parties to this Agreement.

7.21 Redemption Agreement. Sellers and the Corporation agree that upon the Closing hereunder that certain Restated Stock Redemption Agreement effective November 16, 1992, among the Sellers and the Corporation, including, without limitation, that certain joinder agreement dated May 31, 2005, between James L. Hook and the Corporation pursuant to which James L. Hook became a party to the Redemption Agreement, shall be automatically terminated without further action of the parties and that no provision therein, including the non-competition provisions of Article 7 thereof, shall have any force or effect.

IN WITNESS WHEREOF, the parties hereto have duly executed this Stock Purchase Agreement effective as of the date first written.

DXP ENTERPRISES, INC.

By: /s/David R. Little

Name: David R. Little

Title: President and Chief Executive Officer

R.A. MUELLER, INC.

By: /s/Duane W. Larock

Name: Duane W. Larock

Title: President

/s/Duane W. Larock

Duane W. Larock

/s/Judy R. Larock

Judy R. Larock

/s/Timothy J. McDermott

Timothy J. McDermott

/s/James L. Hook

James L. Hook

Exhibit 10.2

PROMISSORY NOTE

Houston, Texas

$3,162,128.71

December 1, 2005

FOR VALUE RECEIVED, on or before December 1, 2009, the undersigned, DXP ENTERPRISES, INC., a Texas corporation ("Borrower"), hereby promises to pay to the order of Duane W. Larock and Judy R. Larock, as joint tenants in common, ("Lender"), at 6506 Neville Court, Mason, Ohio 45040, in lawful money of the United States of America, the principal amount of THREE MILLION ONE HUNDRED SIXTY-TWO THOUSAND ONE HUNDRED TWENTY-EIGHT AND 71/100 DOLLARS ($3,162,128.71), together with interest accruing at rate of six percent (6%) per annum. All interest under this Note shall be computed on the basis of the actual number of days elapsed over a 365-day year.

This Note is one of the Promissory Notes referred to in the Stock Purchase Agreement (the "Purchase Agreement") dated as of even date herewith among DXP Enterprises, Inc., as Purchaser, and Duane W. Larock, Judy R. Larock, Timothy J. McDermott and James L. Hook, as Sellers, and R.A. Mueller, Inc., an Ohio corporation.

1. Principal and Interest. Commencing on January 1, 2006 and on the first day of each month thereafter, equal payments of principal and interest in the amount of Seventy-Four Thousand Two Hundred Fifty-Two and 68/100 Dollars ($74,252.68) shall be due and payable. All of the indebtedness evidenced by this Note shall, if not sooner due and payable as provided in this Note, be in any event absolutely and unconditionally due and payable in full by Borrower on December 1, 2009. The amount of any partial payment shall first be applied to the payment of any interest which is due. All past due principal and interest on, this Note shall bear interest from the due date thereof (whether by acceleration or otherwise) at a rate equal to the lesser of the maximum rate permitted by law or Ten Percent (10%) per annum (the "Default Rate"), on the principal and accrued interest which remains outstanding. All payments shall be made in lawful money of the United States of America to the Lender at such address as the Lender may give to the Borrower in writing.

2. Right to Prepayment. Borrower shall have the right, from time to time, without premium or penalty to prepay the indebtedness evidenced by this Note, in full or in part.

3. Events of Default and Remedies. The occurrence of any of the following shall constitute an "Event of Default" under this Agreement:

(a) Borrower shall fail to pay when due any principal, interest, fees or other amounts payable under this Note within three (3) business days after written notice from Lender of such failure.

(b) Any default in the performance of or compliance with any obligation, agreement or other provision contained herein (other than those referred to in subsections (a) and (b) above) and with respect to any such default which by its nature can be cured, such default shall continue for a period of 20 days from receipt of written notice from Lender.

(c) Any Event of Default (as that term is defined in the respective agreement) shall occur under Borrower's current credit facility with Wells Fargo Bank, National Association, or under any successor credit facility of the Borrower; provided that in the event Borrower cures such Event of Default under the relevant agreement then such cure shall cure the Event of Default under this Agreement.

4. Remedies. Upon the occurrence of any Event of Default all principal and accrued and unpaid interest outstanding under this Note, any term hereof to the contrary notwithstanding, shall at Lender's option and upon notice to Borrower become immediately due and payable without presentment, demand, or any notices of any kind, including without limitation notice of nonperformance, notice of protest, protest, notice of dishonor, notice of intention to accelerate or notice of acceleration, all of which are hereby expressly waived by Borrower; and shall have all rights, powers and remedies accorded by law and any or all of the rights of a beneficiary or secured party pursuant to applicable law. All rights, powers and remedies of Lender (a) may be exercised at any time by Lender and from time to time after the occurrence of an Event of Default, (b) are cumulative and not exclusive, and (c) shall be in addition to any other rights, powers or remedies provided by law or equity. If this Note is collected by suit or through the bankruptcy court, or any judicial proceeding, or if this Note is not paid at maturity, however such maturity may occur, and it is placed in the hands of an attorney for collection (whether or not legal proceedings are instituted), then Borrower agrees to pay, in addition to all other amounts owing hereunder, the reasonable collection costs and reasonable attorneys fees of the holder hereof.

5. Recovered Payments. The Borrower's obligations under this Note shall be deemed not to have been paid, observed or performed, and the Borrower's obligations under the Note in respect thereof shall continue and not be discharged, to the extent that any payment, observance or performance thereof by the Borrower is recovered from or paid over by or for the account of Lender for any reason, including as a preference or fraudulent transfer or by virtue of any subordination (whether present or future or contractual or otherwise) of the Borrower's obligations, whether such recovery or payment over is effected by any judgment, decree or order of any court or governmental agency, by any plan of reorganization or by settlement or compromise by Lender of any claim for any such recovery or payment over.

6. Right to Offset. Borrower, by its execution of this Note, and the Lender by its acceptance of this Note, covenants and agrees that Borrower may, in the event Borrower suffers any damages required to be paid by the Lender pursuant to the Purchase Agreement, set-off against its obligations under this Note the amount of such damages set out in the final judgment by a court of competent jurisdiction or by agreement between Borrower and Lender. Any reductions in the obligations under this Note shall first be applied against accrued interest and then principal due under this Note.

7. Subordination. This Note is subject to a Subordination Agreement dated as of December 1, 2005 by and among Borrower, Lender and Wells Fargo Bank, National Association.

  Miscellaneous.

(a) Severability. If any provision of this Note is held to be invalid by a court of competent jurisdiction in a final order, the invalid provision will, subject to the provisions of this Note, be deemed severed from this Note and shall not affect any part of the remainder of the provisions of this Note.

(b) Assignment. Borrower agrees not to assign any of Borrower's rights, remedies or obligations described in this Note without the prior written consent of Lender, which consent may be withheld in Lender's sole discretion. Borrower agrees that Lender may assign all of its rights and remedies described in this Note without prior consent from Borrower, but any partial assignment of Lender's rights and remedies shall be subject to the prior written consent of Borrower.

(c) Modification; Waiver of Lender. The modification or waiver of any of Borrower's obligations or Lender's rights under this Note must be contained in a writing signed by Lender and Borrower. Lender may perform Borrower's obligations, or delay or fail to exercise any of its rights or remedies, without causing a waiver of those obligations or rights. A waiver on one occasion shall not constitute a waiver on another occasion.

(d) Waivers of Borrower. Except as otherwise set forth herein, Borrower hereby: (i) waives presentment, demand, notice of demand, protest, notice of protest and notice of nonpayment and any other notice required to be given by law in connection with the delivery, acceptance, performance, default or enforcement of this Note, or of any endorsement or guaranty of this Note; and (ii) consents to any and all delays, extensions, renewals or other modifications of this Note or waivers of any term hereof or the failure to act on the part of Lender or any indulgence shown by Lender, from time to time and in one or more instances (without further notice to, or assent from, Borrower), and agrees that no such action, failure to act or failure to exercise any right or remedy, on the part of Lender shall in any way affect or impair the obligations of Borrower under this Note or be construed as a waiver by Lender of, or otherwise affect, any of Lender's rights under this Note, or under any endorsement or guaranty of this Note. Borrower further agrees to reimburse Lender for all advances, charges, costs and expenses, including reasonable attorney's fees, incurred or paid in exercising any right, power or remedy conferred by this Note, or in the enforcement thereof.

(e) Usury Laws. Anything herein to the contrary notwithstanding, the obligations of Borrower under this Note shall be subject to the limitation that payments of interest shall not be required to the extent that receipt of any such payment by the Lender would be contrary to the provisions of law applicable to the Lender limiting the maximum rate of interest that may be charged or collected by the Lender. Without limiting the generality of the foregoing, all calculations of the rate of interest contracted for, charged or received under this Note which are made for the purposes of determining whether such rate of interest exceeds the maximum rate of interest permitted by applicable law shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of this Note, all interest at any time contracted for, charged or received in connection with the indebtedness evidenced by this Note.

(f) Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Texas.

9. JURY WAIVER. BORROWER AND LENDER EACH WAIVE THE RIGHT TO A TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

IN WITNESS WHEREOF, Borrower has executed this Note effective as of the day and year first above written.

DXP ENTERPRISES, INC.

By: /s/Mac McConnell

Mac McConnell

Chief Financial Officer

Exhibit 10.3

PROMISSORY NOTE

Houston, Texas

$273,298.27

December 1, 2005

FOR VALUE RECEIVED, on or before December 1, 2007, the undersigned, DXP ENTERPRISES, INC., a Texas corporation ("Borrower"), hereby promises to pay to the order of Timothy J. McDermott ("Lender"), at 7011 Willowdale Drive, Cincinnati, Ohio 45248, in lawful money of the United States of America, the principal amount of TWO HUNDRED SEVENTY-THREE THOUSAND TWO HUNDRED NINETY-EIGHT AND 27/100 DOLLARS ($273,298.27), together with interest accruing at rate of six percent (6%) per annum. All interest under this Note shall be computed on the basis of the actual number of days elapsed over a 365-day year.

This Note is one of the Promissory Notes referred to in the Stock Purchase Agreement (the "Purchase Agreement") dated as of even date herewith among DXP Enterprises, Inc., as Purchaser, and Duane W. Larock, Judy R. Larock, Timothy J. McDermott and James L. Hook, as Sellers, and R.A. Mueller, Inc., an Ohio corporation.

1. Principal and Interest. Commencing on January 1, 2006 and on the first day of each month thereafter, equal payments of principal and interest in the amount of Twelve Thousand One Hundred Twelve and 75/100 Dollars ($12,112.75) shall be due and payable. All of the indebtedness evidenced by this Note shall, if not sooner due and payable as provided in this Note, be in any event absolutely and unconditionally due and payable in full by Borrower on December 1, 2007. The amount of any partial payment shall first be applied to the payment of any interest which is due. All past due principal and interest on, this Note shall bear interest from the due date thereof (whether by acceleration or otherwise) at a rate equal to the lesser of the maximum rate permitted by law or Ten Percent (10%) per annum (the "Default Rate"), on the principal and accrued interest which remains outstanding. All payments shall be made in lawful money of the United States of America to the Lender at such address as the Lender may give to the Borrower in writing.

2. Right to Prepayment. Borrower shall have the right, from time to time, without premium or penalty to prepay the indebtedness evidenced by this Note, in full or in part.

3. Events of Default and Remedies. The occurrence of any of the following shall constitute an "Event of Default" under this Agreement:

(a) Borrower shall fail to pay when due any principal, interest, fees or other amounts payable under this Note within three (3) business days after written notice from Lender of such failure.

(b) Any default in the performance of or compliance with any obligation, agreement or other provision contained herein (other than those referred to in subsections (a) and (b) above) and with respect to any such default which by its nature can be cured, such default shall continue for a period of 20 days from receipt of written notice from Lender.

(c) Any Event of Default (as that term is defined in the respective agreement) shall occur under Borrower's current credit facility with Wells Fargo Bank, National Association, or under any successor credit facility of the Borrower; provided that in the event Borrower cures such Event of Default under the relevant agreement then such cure shall cure the Event of Default under this Agreement.

4. Remedies. Upon the occurrence of any Event of Default all principal and accrued and unpaid interest outstanding under this Note, any term hereof to the contrary notwithstanding, shall at Lender's option and upon notice to Borrower become immediately due and payable without presentment, demand, or any notices of any kind, including without limitation notice of nonperformance, notice of protest, protest, notice of dishonor, notice of intention to accelerate or notice of acceleration, all of which are hereby expressly waived by Borrower; and shall have all rights, powers and remedies accorded by law and any or all of the rights of a beneficiary or secured party pursuant to applicable law. All rights, powers and remedies of Lender (a) may be exercised at any time by Lender and from time to time after the occurrence of an Event of Default, (b) are cumulative and not exclusive, and (c) shall be in addition to any other rights, powers or remedies provided by law or equity. If this Note is collected by suit or through the bankruptcy court, or any judicial proceeding, or if this Note is not paid at maturity, however such maturity may occur, and it is placed in the hands of an attorney for collection (whether or not legal proceedings are instituted), then Borrower agrees to pay, in addition to all other amounts owing hereunder, the reasonable collection costs and reasonable attorneys fees of the holder hereof.

5. Recovered Payments. The Borrower's obligations under this Note shall be deemed not to have been paid, observed or performed, and the Borrower's obligations under the Note in respect thereof shall continue and not be discharged, to the extent that any payment, observance or performance thereof by the Borrower is recovered from or paid over by or for the account of Lender for any reason, including as a preference or fraudulent transfer or by virtue of any subordination (whether present or future or contractual or otherwise) of the Borrower's obligations, whether such recovery or payment over is effected by any judgment, decree or order of any court or governmental agency, by any plan of reorganization or by settlement or compromise by Lender of any claim for any such recovery or payment over.

6. Right to Offset. Borrower, by its execution of this Note, and the Lender by its acceptance of this Note, covenants and agrees that Borrower may, in the event Borrower suffers any damages required to be paid by the Lender pursuant to the Purchase Agreement, set-off against its obligations under this Note the amount of such damages set out in the final judgment by a court of competent jurisdiction or by agreement between Borrower and Lender. Any reductions in the obligations under this Note shall first be applied against accrued interest and then principal due under this Note.

7. Subordination. This Note is subject to a Subordination Agreement dated as of December 1, 2005 by and among Borrower, Lender and Wells Fargo Bank, National Association.

  Miscellaneous.

(a) Severability. If any provision of this Note is held to be invalid by a court of competent jurisdiction in a final order, the invalid provision will, subject to the provisions of this Note, be deemed severed from this Note and shall not affect any part of the remainder of the provisions of this Note.

(b) Assignment. Borrower agrees not to assign any of Borrower's rights, remedies or obligations described in this Note without the prior written consent of Lender, which consent may be withheld in Lender's sole discretion. Borrower agrees that Lender may assign all of its rights and remedies described in this Note without prior consent from Borrower, but any partial assignment of Lender's rights and remedies shall be subject to the prior written consent of Borrower.

(c) Modification; Waiver of Lender. The modification or waiver of any of Borrower's obligations or Lender's rights under this Note must be contained in a writing signed by Lender and Borrower. Lender may perform Borrower's obligations, or delay or fail to exercise any of its rights or remedies, without causing a waiver of those obligations or rights. A waiver on one occasion shall not constitute a waiver on another occasion.

(d) Waivers of Borrower. Except as otherwise set forth herein, Borrower hereby: (i) waives presentment, demand, notice of demand, protest, notice of protest and notice of nonpayment and any other notice required to be given by law in connection with the delivery, acceptance, performance, default or enforcement of this Note, or of any endorsement or guaranty of this Note; and (ii) consents to any and all delays, extensions, renewals or other modifications of this Note or waivers of any term hereof or the failure to act on the part of Lender or any indulgence shown by Lender, from time to time and in one or more instances (without further notice to, or assent from, Borrower), and agrees that no such action, failure to act or failure to exercise any right or remedy, on the part of Lender shall in any way affect or impair the obligations of Borrower under this Note or be construed as a waiver by Lender of, or otherwise affect, any of Lender's rights under this Note, or under any endorsement or guaranty of this Note. Borrower further agrees to reimburse Lender for all advances, charges, costs and expenses, including reasonable attorney's fees, incurred or paid in exercising any right, power or remedy conferred by this Note, or in the enforcement thereof.

(e) Usury Laws. Anything herein to the contrary notwithstanding, the obligations of Borrower under this Note shall be subject to the limitation that payments of interest shall not be required to the extent that receipt of any such payment by the Lender would be contrary to the provisions of law applicable to the Lender limiting the maximum rate of interest that may be charged or collected by the Lender. Without limiting the generality of the foregoing, all calculations of the rate of interest contracted for, charged or received under this Note which are made for the purposes of determining whether such rate of interest exceeds the maximum rate of interest permitted by applicable law shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of this Note, all interest at any time contracted for, charged or received in connection with the indebtedness evidenced by this Note.

(f) Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Texas.

9. JURY WAIVER. BORROWER AND LENDER EACH WAIVE THE RIGHT TO A TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

IN WITNESS WHEREOF, Borrower has executed this Note effective as of the day and year first above written.

DXP ENTERPRISES, INC.

By: /s/Mac McConnell

Mac McConnell

Chief Financial Officer

Exhibit 10.4

PROMISSORY NOTE

Houston, Texas

$214,573.02

December 1, 2005

FOR VALUE RECEIVED, on or before December 1, 2009, the undersigned, DXP ENTERPRISES, INC., a Texas corporation ("Borrower"), hereby promises to pay to the order of James L. Hook ("Lender"), at 621 Virginia Street, #16, Marietta, Ohio 45750, in lawful money of the United States of America, the principal amount of TWO HUNDRED FOURTEEN THOUSAND FIVE HUNDRED SEVENTY-THREE AND 02/100 DOLLARS ($214,573.02), together with interest accruing at rate of six percent (6%) per annum. All interest under this Note shall be computed on the basis of the actual number of days elapsed over a 365-day year.

This Note is one of the Promissory Notes referred to in the Stock Purchase Agreement (the "Purchase Agreement") dated as of even date herewith among DXP Enterprises, Inc., as Purchaser, and Duane W. Larock, Judy R. Larock, Timothy J. McDermott and James L. Hook, as Sellers, and R.A. Mueller, Inc., an Ohio corporation.

1. Principal and Interest. Commencing on January 1, 2006 and on the first day of each month thereafter, equal payments of principal and interest in the amount of Five Thousand THIRTY-NINE and 25/100 Dollars ($5,039.25) shall be due and payable. All of the indebtedness evidenced by this Note shall, if not sooner due and payable as provided in this Note, be in any event absolutely and unconditionally due and payable in full by Borrower on December 1, 2009. The amount of any partial payment shall first be applied to the payment of any interest which is due. All past due principal and interest on, this Note shall bear interest from the due date thereof (whether by acceleration or otherwise) at a rate equal to the lesser of the maximum rate permitted by law or Ten Percent (10%) per annum (the "Default Rate"), on the principal and accrued interest which remains outstanding. All payments shall be made in lawful money of the United States of America to the Lender at such address as the Lender may give to the Borrower in writing.

2. Right to Prepayment. Borrower shall have the right, from time to time, without premium or penalty to prepay the indebtedness evidenced by this Note, in full or in part.

3. Events of Default and Remedies. The occurrence of any of the following shall constitute an "Event of Default" under this Agreement:

(a) Borrower shall fail to pay when due any principal, interest, fees or other amounts payable under this Note within three (3) business days after written notice from Lender of such failure.

(b) Any default in the performance of or compliance with any obligation, agreement or other provision contained herein (other than those referred to in subsections (a) and (b) above) and with respect to any such default which by its nature can be cured, such default shall continue for a period of 20 days from receipt of written notice from Lender.

(c) Any Event of Default (as that term is defined in the respective agreement) shall occur under Borrower's current credit facility with Wells Fargo Bank, National Association, or under any successor credit facility of the Borrower; provided that in the event Borrower cures such Event of Default under the relevant agreement then such cure shall cure the Event of Default under this Agreement.

4. Remedies. Upon the occurrence of any Event of Default all principal and accrued and unpaid interest outstanding under this Note, any term hereof to the contrary notwithstanding, shall at Lender's option and upon notice to Borrower become immediately due and payable without presentment, demand, or any notices of any kind, including without limitation notice of nonperformance, notice of protest, protest, notice of dishonor, notice of intention to accelerate or notice of acceleration, all of which are hereby expressly waived by Borrower; and shall have all rights, powers and remedies accorded by law and any or all of the rights of a beneficiary or secured party pursuant to applicable law. All rights, powers and remedies of Lender (a) may be exercised at any time by Lender and from time to time after the occurrence of an Event of Default, (b) are cumulative and not exclusive, and (c) shall be in addition to any other rights, powers or remedies provided by law or equity. If this Note is collected by suit or through the bankruptcy court, or any judicial proceeding, or if this Note is not paid at maturity, however such maturity may occur, and it is placed in the hands of an attorney for collection (whether or not legal proceedings are instituted), then Borrower agrees to pay, in addition to all other amounts owing hereunder, the reasonable collection costs and reasonable attorneys fees of the holder hereof.

5. Recovered Payments. The Borrower's obligations under this Note shall be deemed not to have been paid, observed or performed, and the Borrower's obligations under the Note in respect thereof shall continue and not be discharged, to the extent that any payment, observance or performance thereof by the Borrower is recovered from or paid over by or for the account of Lender for any reason, including as a preference or fraudulent transfer or by virtue of any subordination (whether present or future or contractual or otherwise) of the Borrower's obligations, whether such recovery or payment over is effected by any judgment, decree or order of any court or governmental agency, by any plan of reorganization or by settlement or compromise by Lender of any claim for any such recovery or payment over.

6. Right to Offset. Borrower, by its execution of this Note, and the Lender by its acceptance of this Note, covenants and agrees that Borrower may, in the event Borrower suffers any damages required to be paid by the Lender pursuant to the Purchase Agreement, set-off against its obligations under this Note the amount of such damages set out in the final judgment by a court of competent jurisdiction or by agreement between Borrower and Lender. Any reductions in the obligations under this Note shall first be applied against accrued interest and then principal due under this Note.

7. Subordination. This Note is subject to a Subordination Agreement dated as of December 1, 2005 by and among Borrower, Lender and Wells Fargo Bank, National Association.

  Miscellaneous.

(a) Severability. If any provision of this Note is held to be invalid by a court of competent jurisdiction in a final order, the invalid provision will, subject to the provisions of this Note, be deemed severed from this Note and shall not affect any part of the remainder of the provisions of this Note.

(b) Assignment. Borrower agrees not to assign any of Borrower's rights, remedies or obligations described in this Note without the prior written consent of Lender, which consent may be withheld in Lender's sole discretion. Borrower agrees that Lender may assign all of its rights and remedies described in this Note without prior consent from Borrower, but any partial assignment of Lender's rights and remedies shall be subject to the prior written consent of Borrower.

(c) Modification; Waiver of Lender. The modification or waiver of any of Borrower's obligations or Lender's rights under this Note must be contained in a writing signed by Lender and Borrower. Lender may perform Borrower's obligations, or delay or fail to exercise any of its rights or remedies, without causing a waiver of those obligations or rights. A waiver on one occasion shall not constitute a waiver on another occasion.

(d) Waivers of Borrower. Except as otherwise set forth herein, Borrower hereby: (i) waives presentment, demand, notice of demand, protest, notice of protest and notice of nonpayment and any other notice required to be given by law in connection with the delivery, acceptance, performance, default or enforcement of this Note, or of any endorsement or guaranty of this Note; and (ii) consents to any and all delays, extensions, renewals or other modifications of this Note or waivers of any term hereof or the failure to act on the part of Lender or any indulgence shown by Lender, from time to time and in one or more instances (without further notice to, or assent from, Borrower), and agrees that no such action, failure to act or failure to exercise any right or remedy, on the part of Lender shall in any way affect or impair the obligations of Borrower under this Note or be construed as a waiver by Lender of, or otherwise affect, any of Lender's rights under this Note, or under any endorsement or guaranty of this Note. Borrower further agrees to reimburse Lender for all advances, charges, costs and expenses, including reasonable attorney's fees, incurred or paid in exercising any right, power or remedy conferred by this Note, or in the enforcement thereof.

(e) Usury Laws. Anything herein to the contrary notwithstanding, the obligations of Borrower under this Note shall be subject to the limitation that payments of interest shall not be required to the extent that receipt of any such payment by the Lender would be contrary to the provisions of law applicable to the Lender limiting the maximum rate of interest that may be charged or collected by the Lender. Without limiting the generality of the foregoing, all calculations of the rate of interest contracted for, charged or received under this Note which are made for the purposes of determining whether such rate of interest exceeds the maximum rate of interest permitted by applicable law shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of this Note, all interest at any time contracted for, charged or received in connection with the indebtedness evidenced by this Note.

(f) Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Texas.

9. JURY WAIVER. BORROWER AND LENDER EACH WAIVE THE RIGHT TO A TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

IN WITNESS WHEREOF, Borrower has executed this Note effective as of the day and year first above written.

DXP ENTERPRISES, INC.

By: /s/Mac McConnell

Mac McConnell

Chief Financial Officer

Exhibit 99.1
Contact: David R. Little, President & CEO

713-996-4700

www.dxpe.com

DXP Enterprises, Inc. Announces Strategic Acquisition of R. A. Mueller

Houston, TX (December 6, 2005) - DXP Enterprises, Inc. (NASDAQ: DXPE) today announced that it completed the strategic acquisition of the R.A. Mueller company founded in 1952. R. A. Mueller is in the fluid transfer, mixing and metering business serving Ohio, Indiana, Kentucky and West Virginia.

"The acquisition of R.A. Mueller complies with DXP's corporate strategy to increase shareholder returns by growing revenues internally and externally while maximizing profits," says David Little CEO and President of DXP. "The strategy for profit growth is achieved through leveraging centralization, effective supply chain management and cost efficiencies. This strategic acquisition will allow for growth in revenue, customer base, geography, and product offerings. DXP has not previously conducted operations in the geographic area served by R. A. Mueller."

"Many of Mueller's suppliers match those of DXP, allowing us to leverage synergies in advanced logistics and supply chain management," states DXP's Chief Financial Officer, Mac McConnell. "DXP's broad range of products and services will support and enhance Mueller's existing customer relationships which should result in revenue growth in the Midwest market place. We expect this acquisition to be immediately accretive to earnings."

DXP paid $7.3 million for Mueller and assumed approximately $1.7 million worth of debt. Half of the purchase price was paid in cash funded by utilizing available capacity under DXP's bank revolving credit facility.  The other half of the purchase price was in the form of promissory notes payable to the former owners of Mueller.  The promissory notes, which are subordinated to DXP's bank revolving credit facility, bear interest at 6%.

Mueller's sales and adjusted EBITDA for the twelve months, ending October 31, 2005, were approximately $21 million and $1.7 million, respectively.  Approximately $0.6 million of the bonuses paid by Mueller to its officers and employees are considered to have been one time special bonuses and have been added to historical EBITDA in order to determine adjusted EBITDA.

DXP Enterprises, Inc. is a leading products and service distributor that adds value and total cost savings solutions to MRO and OEM customers in virtually every industry since 1908. The company provides innovative pumping solutions, integrated supply and MROP (maintenance, repair, operating and production) services that emphases and utilize DXP's vast product knowledge and technical expertise in pumps, bearings, power transmission, seals, hose, safety, fluid power, electrical and industrial supplies. The company's breadth of MROP products and service solutions allows DXP to be flexible and customer driven creating a competitive advantages for our customers.

The company's innovative pumping solutions provide engineering, fabrication and technical design to meet the capital equipment needs of its global customer base. DXP provides their solutions by utilizing manufacturer authorized equipment and certified personnel. Pump packages require MRO and OEM equipment such as pumps, motors and valves, and consumable products. DXP leverages its MROP inventories and technical knowledge to lower the total cost and maintain the quality of the pump package.

SmartSource, a DXP integrated supply program, allows a more efficient way to manage the customer's supply chain needs for MROP products. The program allows the customer to transfer all or part of their supply chain needs to DXP, so the customer can focus on their core business. SmartSource effectively lowers costs by outsourcing purchasing, accounting, and on-site supply management to DXP, which reduces the duplication of effort by the customer and supplier. DXP's broad range of first-tier products provides an efficient measurable solution to reduce cost and streamline procurement and sourcing.

The Private Securities Litigation Reform Act of 1995 provides a "safe-harbor" for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made by or to be made by the Company) contains statements that are forward-looking. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future; and accordingly, such results may differ from those expressed in any forward-looking statement made by or on behalf of the Company. These risks and uncertainties include, but are not limited to; ability to obtain needed capital, dependence on existing management, leverage and debt service, domestic or global economic conditions, and changes in customer preferences and attitudes. For more information, review the Company's filings with the Securities and Exchange Commission.

Additional information on DXP is available at http://www.DXPE.com.